UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

December 9, 2010

SUPERMEDIA INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-32939	20-5095175
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 West Airfield Drive, P.O. Box 619810, DFW Airport, Texas 75261

(Address of Principal Executive Offices)

(972) 453-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On December 9, 2010, SuperMedia Inc. (the “Company”) announced that Peter J. McDonald was appointed as President and Chief Executive Officer of the Company, effective December 9, 2010.  Mr. McDonald joined the Company in October 2010 as Interim Chief Executive Officer.  On December 9, 2010, Mr. McDonald was also appointed to the Company’s Board of Directors.

Mr. McDonald, age 60, has over 35 years’ experience in the yellow pages industry.  Prior to joining the Company, he served as President and Chief Operating Officer of RH Donnelley Corporation (now known as Dex One Corporation) from 2004 to 2008.  He previously served in other senior roles in the industry, including Senior Vice President and President of Donnelley Media, President and Chief Executive Officer of SBC Directory Operations (now known as AT&T Directory Operations), President and Chief Executive Officer of Ameritech Publishing, President and Chief Executive Officer of Dontech Publishing, and General Manager of Donnelley Information Publishing.  Mr. McDonald began his career at National Telephone Directories where he became Vice President and General Manager.  Mr. McDonald has served on a number of boards, including those of RH Donnelly Corporation, CMGI Inc., and the Yellow Pages Publishers Association, where he served as Vice Chairman.

In connection with his appointment as Chief Executive Officer, the Company entered into an employment agreement with Mr. McDonald on December 9, 2010.  The agreement expires on December 31, 2013, unless extended.  Mr. McDonald’s annual base salary will be $900,000 and he will be eligible to earn a target annual short-term incentive award of 100% of his base salary.

Under his agreement, Mr. McDonald also received (i) a one-time cash payment of $750,000 as a signing and relocation payment; (ii) stock options to purchase 150,000 shares of the Company’s common stock with a per-share exercise price equal to the closing price of the Company’s common stock on December 9, 2010; and (iii) a restricted stock award grant for 150,000 shares of the Company’s common stock.  The stock options and restricted stock will vest ratably on the first, second and third anniversaries of the date of the award and will be granted under the Company’s 2009 Long-Term Incentive Plan.

In the event his employment is terminated, Mr. McDonald may be entitled to severance payments in varying amounts depending on the circumstances.  Mr. McDonald’s agreement also includes various covenants prohibiting his disclosure of confidential information, solicitation of customers and employees, and engagement in competitive activities.

The foregoing summary of Mr. McDonald’s employment agreement is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Chairman of the Board

As of December 10, 2010, Douglas Wheat will no longer be serving as Executive Chairman of the Board of Directors, and as of such date, Mr. Wheat will resume his position as Chairman of the Board of Directors.

Item 7.01.  Regulation FD Disclosure

On December 9, 2010, the Company issued a press release announcing Mr. McDonald’s appointment as chief executive officer of the Company.  A copy of this press release is included as Exhibit 99.1 to this report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated as of December 9, 2010, between SuperMedia Inc. and Peter J. McDonald

99.1	Press Release, dated December 9, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERMEDIA INC.

By:	/s/ Cody Wilbanks
Name:	Cody Wilbanks
Title:	Executive Vice President –
General Counsel and Secretary

Date:  December 10, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of December 9, 2010, between SuperMedia Inc. and Peter J. McDonald

99.1	Press Release, dated December 9, 2010